1 UNITED INSURANCE HOLDINGS CORP. ANNOUNCES CONTINUED SHIFT TO COMMERCIAL SPECIALTY LINES WITH SALE OF SOUTHEAST PERSONAL LINES RENEWAL RIGHTS TO HCI GROUP, INC. St. Petersburg, FL – December 16, 2021: United Insurance Holdings Corp. (Nasdaq: UIHC), a data-driven personal and commercial lines insurance holding company with investments in emerging InsurTech innovations (“UPC Insurance”) and HCI Group, Inc. (NYSE: HCI), an InsurTech company with operations in insurance, software development and real estate (“HCI”), have reached an agreement in principle to transfer UPC Insurance’s personal lines business in the three Southeast states of Georgia, North Carolina and South Carolina to HCI. The transaction will enable UPC Insurance to reallocate capital from its personal lines portfolio to its fast growing commercial specialty property portfolio, which is underwritten by American Coastal Insurance Company. Under the terms of the transaction, HCI will provide 85% quota share reinsurance on the in-force, new and renewal policies of United Property and Casualty Insurance Company (“UPC”) in Georgia, North Carolina and South Carolina for the period December 31, 2021 through May 31, 2022. UPC’s 15% quota share reinsurance with another reinsurer is expected to remain in place during this time period. Under the quota share arrangement, HCI will pay to UPC a provisional ceding commission of 25% of premium earned during the term of the contract that could increase up to 32% depending on the direct loss ratio results for the reinsured business. The estimated ceded earned premium for the quota share period December 31, 2021 through May 31, 2022 is $33.3 million (85% of $39.2 million). This would result in estimated net ceding commissions to UPC between $8.3 million and $10.6 million. HCI will also pay UPC a catastrophe allowance equal to 9% of premium earned estimated at $3.0 million for the quota share period December 31, 2021 through May 31, 2022. Also as part of the transaction, UPC will grant HCI renewal rights in respect of its personal lines business in Georgia, North Carolina and South Carolina. Consideration for renewal rights includes an up-front cash payment from HCI to UPC of $3.8 million which will be adjusted based on the amount of premium transitioned to HCI, subject to a maximum of $6 million. In connection with the transaction, UPC Insurance will agree not to compete with HCI for the issuance of personal lines homeowners business in the three Southeast states until July 1, 2025. The transaction is subject to negotiation of definitive agreements and customary closing conditions, including receipt of all applicable regulatory approvals. Debevoise & Plimpton LLP is acting as legal advisor to UIHC. About UPC Insurance Founded in 1999, UPC Insurance is an insurance holding company that sources, writes and services personal and commercial residential property and casualty insurance policies using a group of wholly owned insurance subsidiaries and one majority owned insurance subsidiary through a variety of distribution channels. The Company currently writes policies in Florida, Georgia, Louisiana, New York, North Carolina, South Carolina and Texas. The Company also writes policies in Connecticut, Massachusetts, and New Jersey, where renewal rights have been sold and all premiums and losses are ceded. From its headquarters in St. Petersburg, UPC Isnsurance's team of dedicated professionals manages a completely integrated insurance company, including sales, underwriting, customer service and claims. Forward-Looking Statements Statements made in this press release may be “forward-looking statements.” These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words such as “may,” “will,” “expect,” "endeavor," "project," “believe,” "plan,"

2 “anticipate,” “intend,” “could,” “would,” “estimate” or “continue” or the negative variations thereof or comparable terminology, and include statements regarding signing definitive documentation for the transaction, receipt of regulatory approvals and effectiveness of the quota share reinsurance agreement. We believe these statements are based on reasonable estimates, assumptions and plans. However, if the estimates, assumptions or plans underlying the forward-looking statements prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those communicated in these forward-looking statements. Factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements may be found in our filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” section in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date on which they are made, and, except as required by applicable law, we undertake no obligation to update or revise any forward-looking statement. CONTACT: OR INVESTOR RELATIONS: United Insurance Holdings Corp. The Equity Group Jessica Strathman Adam Prior Deputy Chief Financial Officer Senior Vice-President (727) 895-7737 / jstrathman@upcinsurance.com (212) 836-9606 / aprior@equityny.com